CUSIP No. 54150E 104

Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Loma Negra Compañía Industrial Argentina Sociedad Anónima. Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the equity securities of Loma Negra Compañía Industrial Argentina Sociedad Anónima beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such Schedule 13G and any amendments thereto.

In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this thirteen day of February, 2018. This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

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CUSIP No. 54150E 104

Dated: February 13, 2018	Loma Negra Holding GmbH

	By:	/s/ Tim Kuba
	Name:	Tim Kuba
	Title:	Director

	By:	/s/ Armando Silva
	Name:	Armando Silva
	Title:	Director

Cauê Austria Holding GmbH

	By:	/s/ Diogo de Sousa Soares Felgueiras
	Name:	Diogo de Sousa Soares Felgueiras
	Title:	Director

	By:	/s/ Pedro Manuel de Freitas Pires Marques
	Name	Pedro Manuel de Freitas Pires Marques
	Title:	Director

InterCement Austria Equity Participation GmbH

	By:	/s/ Armando Sérgio Antunes da Silva
	Name:	Armando Sérgio Antunes da Silva
	Title:	Director

	By:	/s/ Pedro Manuel de Freitas Pires Marques
	Name:	Pedro Manuel de Freitas Pires Marques
	Title:	Director

Cimpor Trading e Inversiones S.A.

	By:	/s/ Armando Sérgio Antunes da Silva
	Name:	Armando Sérgio Antunes da Silva
	Title:	Director

	By:	/s/ Diogo de Sousa Soares Felgueiras
	Name:	Diogo de Sousa Soares Felgueiras
	Title:	Director

Cimpor-Cimentos de Portugal, SGPS, S.A.

	By:	/s/ Armando Sérgio Antunes da Silva
	Name	Armando Sérgio Antunes da Silva
	Title:	Director

	By:	/s/ Luis Miguel da Ponte Alves Fernandes
	Name:	Luis Miguel da Ponte Alves Fernandes
	Title:	Director

[Signature page to Joint Filing Agreement]

CUSIP No. 54150E 104

InterCement Austria Holding GmbH

By:	/s/ Tim Kuba
Name:	Tim Kuba
Title:	Director

By:	/s/ Marco Antonio Zangari
Name:	Marco Antonio Zangari
Title:	Director

InterCement Participações S.A.

By:	/s/ Paulo Sergio de Oliveira Diniz
Name:	Paulo Sergio de Oliveira Diniz
Title:	Director

By:	/s/ Marco Antonio Zangari
Name:	Marco Antonio Zangari
Title:	Director

Camargo Corrêa S.A.

By:	/s/ Roberto Navarro Evangelista
Name:	Roberto Navarro Evangelista
Title:	Director

By:	/s/ Luciano Mestrich Motta
Name:	Luciano Mestrich Motta
Title:	Director Superintendente

Participações Morro Vermelho S.A.

By:	/s/ Luciano Mestrich Motta
Name:	Luciano Mestrich Motta
Title:	Director Superintendente

By:	/s/ Francisco Lopes
Name:	Francisco Lopes
Title:	Director

[Signature page to Joint Filing Agreement]